SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                                GVC Venture Corp.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                GVC Venture Corp.
                              200 East 66th Street
                                   Suite B603
                          New York, New York 10021-9181
                                 --------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 18, 2004
                                 --------------

                                                              New York, New York
                                                                    May 25, 2004
To the Stockholders of
GVC Venture Corp.:

     NOTICE IS HEREBY GIVEN that a special meeting (the "Meeting") of Stockholders of GVC Venture Corp. (the "Company") will be held on Friday, June 18, 2004, at 10:00 a.m., New York time, at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York, for the purpose of considering and acting upon the following matters:

     (1) To authorize an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") to reduce the par value of the Company's Common Stock from $.10 per share to $0.01 per share;

     (2) To authorize an amendment to the Company's Certificate of Incorporation to establish a par value of $.01 per share for the Company's Preferred Stock;

     (3) To authorize an amendment to the Company's Certificate of Incorporation in order to effect a stock combination (reverse split) pursuant to which the Company's outstanding Common Stock may, on or prior to one year after the Meeting, be exchanged for new shares of common stock in an exchange ratio to be approved by the Company's Board of Directors, ranging from one newly issued share for each two to ten outstanding shares;


     (4) To elect one Class I director, one Class II director and one Class III director to serve subject to, and from the time of, the consummation of the transaction described under the caption "Proposed Transaction" in the Information Statement to which this Notice is attached until the 2004, 2005 and 2006 Annual Meetings of Stockholders, respectively, and until the election and qualification of their respective successors; and


     (5) The transaction of such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 14, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                          By Order of the Board of Directors,

                                Marc J. Hanover,
                                 Secretary

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                GVC Venture Corp.
                              200 East 66th Street
                                   Suite B603
                          New York, New York 10021-9181
                                ----------------

                              INFORMATION STATEMENT
                       For Special Meeting of Stockholders
                           To be Held on June 18, 2004
                                ----------------

                                  INTRODUCTION

     This Information Statement, to be mailed to stockholders on or about May 25, 2004, is furnished by the Board of Directors of GVC Venture Corp., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, June 18, 2004, and at any adjournments or postponements thereof. The Meeting will be held at the place and time stated in the notice attached hereto.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

Stockholders Entitled to Vote

     Only holders of record of the Company's Common Stock (the "Common Stock") as of the close of business on May 14, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof for which no new record date is fixed. As of the close of business on the Record Date, there were issued and outstanding 5,294,516 shares of Common Stock. A stockholder whose Common Stock is held in "street name" (that is, whose shares are held by, and registered in the name of, a broker or other nominee) who wishes to vote at the Meeting will need to obtain a proxy in favor of the stockholder from the institution that holds the stockholder's shares and attend the Meeting.

Quorum Requirement

     The presence of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting.

Required Votes

     Each share of Common Stock held as of the Record Date is entitled to one vote on each matter to be acted upon at the Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to authorize each of the proposed amendments to the Company's Restated Certificate of Incorporation. Accordingly, abstentions and unvoted shares will have the effect of a negative vote on the proposed amendments. A plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be required for the election of directors. Accordingly, abstentions and unvoted shares will have no effect on the vote for the election of directors.

Purposes of Meeting

     The Meeting is being held for the following purposes:

     o to authorize an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") to reduce the par value of the Company's Common Stock from $.10 per share to $.01 per share in order to

          o enable the Company to complete the transaction described under the caption "Proposed Transaction," below (the "Proposed Transaction"); and

          o facilitate any transaction that may arise in the future for the acquisition, sale or merger of the Company and which could involve the issuance of shares of the Company's Common Stock;

     o to authorize an amendment to the Company's Certificate of Incorporation to establish a par value of $.01 per share for the Company's authorized Preferred Stock, none of which have ever been issued by the Company, in order to reduce the annual Delaware state franchise taxes payable by the Company;

     o to authorize the Board of Directors to implement, without further stockholder action, at any time on or prior to one year after the Meeting, a reverse split of the Company's Common Stock, ranging from one share for each two to ten shares outstanding in order to create a capital structure that would be more attractive to those who may be interested in business combinations with the Company; and

     o to elect directors to serve if the Proposed Transaction is consummated.

     Messrs. Russell Banks, Gordon Banks and Palisade Investors LLC, the beneficial owners of shares of Common Stock constituting 56.4% of the Company's outstanding Common Stock, have agreed to vote in favor of each of the matters proposed in this Information Statement to be presented at the Meeting. Accordingly, a favorable vote on each of such proposals is assured.

No Dissenters' Rights

     Under Delaware law, stockholders are not entitled to dissenters' rights with respect to any of the matters proposed in this Information Statement for consideration at the Meeting.

                      STOCK OWNERSHIP BY CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information, as at April 30, 2004, with respect to the shares of Common Stock that are beneficially owned by (i) any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) the executive officers of the Company, (iii) each director and nominee to serve as a director of the Company and (iv) all executive officers and directors of the Company as a group:

                                                            Amount and Nature
                                                            of Beneficial                     Percent
  Beneficial Owner                                          Ownership (1)                   of Class (2)
  ----------------                                          -------------------             ------------
  Palisade Investors LLC
  1 Bridge Plaza
  Fort Lee, NJ 07024                                          1,504,545(3)(4)                   28.4%

  Russell Banks
  330 South Ocean Blvd.
  Palm Beach, FL 33480                                          980,761(4)(5)                   18.5%

  Janice Banks
  330 South Ocean Beach
  Palm Beach, FL  33480                                         543,395(6)(5)                   10.3%

  Lloyd Frank
  405 Lexington Avenue
  New York, New York  10174                                     294,846(7)                       5.6%

  Gordon Banks                                                  249,808(3)(4)                    4.7%

  Bernard Zimmerman & Company, Inc.
           and
  Bernard Zimmerman
  18 High Meadow Road
  Weston, CT 06883                                                --   (3)(4)                   --


  Conrad J. Gunther, Jr.                                          --   (3)                      --


  Marc J. Hanover                                               194,149(8)                       3.6%
  Directors and executive officers as a
       group (5 persons)                                      1,674,718(9)                      31.4%

---------------------------

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to the shares beneficially owned by the beneficial owner.

(2)  Asterisk indicates that the percentage is less than one percent.

(3) See "Proposed Transaction," below, for information regarding the proposed purchase of additional shares as to which such person or entity may become the beneficial owner upon consummation of the Proposed Transaction.

(4) See "Proposed Transaction," below, for information regarding a Stockholders Agreement entered into among such persons and entities. As a result, under Securities and Exchange Commission rules, each of such persons and entities may be deemed to be the beneficial owner of all of the 2,984,353 shares that are subject to the Stockholders Agreement, with

(Footnotes continued on following page)
     shared voting power with respect to those shares. Therefore, Palisade Investors LLC, Gordon Banks and Bernard Zimmerman & Company, Inc. (and Bernard Zimmerman) may be deemed the beneficial owners of 2,984,353 (56.4%), Russell Banks may be deemed the beneficial owner of 2,995,134 (56.6%), and Janice Banks may be deemed the beneficial owner of 3,227,748 (61.9%), shares of the Company's presently outstanding Common Stock. Each person and entity disclaims beneficial ownership of the shares owned by the others that may, by virtue of such rules, be attributed to such person or entity.

(5) Includes 761 shares owned by a trust of which Russell Banks is the trustee. Excludes 250,000 shares of Common Stock owned by Janice Banks, Mr. Banks' wife, and 293,395 shares owned by The Russell Banks Family Trust of which Janice Banks is co-trustee and shares voting and dispositive power, as to all of which excluded shares Mr. Banks disclaims beneficial ownership.

(6) Includes 293,395 shares owned by The Russell Bank Family Trust of which Janice Banks and Lloyd Frank are co-trustees and share voting and dispositive power. Excludes 980,761 shares of Common Stock beneficially owned by Russell Banks, Mrs. Banks' husband, as to which shares Mrs. Banks disclaims beneficial ownership.

(7) Includes 1,451 shares owned by Mr. Frank's wife and 293,395 shares owned by The Russell Banks Family Trust of which Mr. Frank and Janice Banks are co-trustees and share voting and dispositive power.

(8) Includes 35,000 shares subject to an option that is presently exercisable in full. Mr. Hanover has agreed to terminate the option upon consummation of the Proposed Transaction.

(9)  Excludes the shares that are excluded in footnote 4.

                              PROPOSED TRANSACTION

     The Company currently does not engage in any activities other than seeking potential opportunities for an acquisition, sale, merger or other business combination. As of December 31, 2003, the Company had cash of $14,000 and liabilities of $176,000, including $50,000 owed to each of Mr. Russell Banks and Palisade Investors LLC ("Palisade"), principal stockholders of the Company, and $13,000 advanced to the Company in November 2003 by Mr. Martin L. Berman, a principal of Palisade, to enable the Company to pay certain expenses. All of the Company's liabilities are currently due, except for the amounts owed to Mr. Banks and Palisade, which are due in November 2004. Thus, the Company does not currently have sufficient cash to pay all of its liabilities.

     In January 2004, the Company was approached by Mr. Bernard Zimmerman, President and principal shareholder of Bernard Zimmerman & Company, Inc. ("Zimmerman Company"), who expressed his belief that some privately-held companies that desire to be public may be interested in acquiring control of the Company, through a merger or otherwise, as a method for themselves becoming a publicly-held company. Mr. Zimmerman has advised the Company that he does not have any prospective business combination partners under consideration but that any business combination is almost certain to result in a change in control of the Company and substantial dilution to existing stockholders. Management of the Company believes that the experience and knowledge that Mr. Zimmerman has in advising private and public companies in numerous merger and acquisition negotiations and transactions could afford stockholders a potential opportunity to realize value from the Company's status as a public entity.

     Mr. Zimmerman expressed a willingness to help the Company identify, and take an active role in seeking value for the Company's stockholders through, an acquisition, sale, merger or other business combination with a privately-held company seeking to operate as a publicly-held company. In furtherance of this objective, Zimmerman Company offered to make an investment in the

Company, through a purchase of Common Stock, in an amount that is expected to enable the Company to continue, for a reasonable period of time, its search for such a merger or other business transaction.

     Mr. Zimmerman's willingness to do so was conditioned upon Russell Banks and Palisade capitalizing the Company's obligations to them and Jenkens & Gilchrist Parker Chapin LLP, the Company's largest creditor, agreeing to extend the obligations due it from the Company. Mr. Zimmerman advised management of the Company that neither he nor Zimmerman Company would receive any salary or fees in connection with their efforts in finding a merger partner or otherwise, except for the reimbursement of their reasonable out-of-pocket business expenses, unless the directors unanimously authorize compensation or fees.

     Following discussions, it was determined that, in addition to shares that would be purchased by Zimmerman Company, Berman Industries Inc. ("Berman Industries"), as the assignee of the right to receive repayment from the Company for the $13,000 advance made by Mr. Berman to the Company in November 2003, would convert that obligation into shares of the Company's Common Stock and Gordon Banks, President and Chief Executive Officer of the Company and son of Russell Banks (Chairman and a principal stockholder of the Company) would also invest $13,000 through the purchase of shares of the Company's Common Stock.


     As a result, on April 29, 2004, Zimmerman Company, Gordon Banks and the Berman Industries entered into a Stock Purchase Agreement with the Company (the "Stock Purchase Agreement") pursuant to which Zimmerman Company agreed to purchase 6,300,000 shares of the Company's Common Stock for $63,000, Gordon Banks agreed to purchase 1,300,000 shares of the Company's Common Stock for $13,000 and Berman Industries agreed to convert the Company's $13,000 obligation to it incurred in November 2003 into 1,300,000 shares of the Company's Common Stock. Subject to the closing of the Proposed Transaction and the payment of $100, Zimmerman Company has granted options to Conrad J. Gunther, Jr., a nominee to serve as a director subject to, and from the time of, the consummation of the Proposed Transaction (see "Election of Directors"), and to Berman Industries to purchase 300,000 and 1,300,000, respectively, of the shares to be acquired by Zimmerman Company pursuant to the Stock Purchase Agreement, exercisable until June 30, 2005 at an exercise price of $.01 per share, the same price to be paid by Zimmerman Company for such shares.


     As reported by Bloomberg LP Investor Services, since July 1, 2001, the market price of the Company's Common Stock has ranged from a high of $0.003 (3/10 of one cent) to a low of $0.00013 (13/100 of one cent) per share, except for one reported trade of 500 shares at $0.05 per share on March 28, 2003. Except for that trade, all other reported trades since November 18, 2002 have been at $0.00013 per share. The last reported trade of the Company's Common Stock prior to the date of the Stock Purchase Agreement was $0.00013 on February 24, 2004. As at March 31, 2004, the Company had a negative book value per share. Accordingly, the purchase price to be paid by Zimmerman Company, Gordon Banks and Berman Industries of $.01 per share pursuant to the Stock Purchase Agreement exceeds both the market price during this period of time and the current book value per share (which is negative) of the Company's Common Stock.

     Russell Banks and Palisade have agreed to the cancellation and capitalization of the principal and accrued interest on the Company's obligations to them condition upon completion of the purchase of shares in the Company by Zimmerman Company, Gordon Banks and Berman Industries.

     Conditioned upon completion of the foregoing, the law firm of Jenkens & Gilchrist Parker Chapin LLP, counsel to the Company, has agreed to defer the Company's obligations owed them for legal services rendered prior to January 1, 2004 and in connection with the foregoing transactions (an aggregate of approximately $75,000) on a non-interest basis until the earlier of December 31, 2010, the liquidation of the Company or the Company's merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Company's Board of Directors (other than as a result of the Stock Purchase Agreement), following which transaction or series of transactions the current stockholders of the Company immediately preceding the effectiveness of the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity immediately following the effectiveness of the last of such transactions.

     Other currently identified creditors will be paid in the normal course of business following the purchase of shares by Zimmerman Company, Gordon Banks and Berman Industries pursuant to the Stock Purchase Agreement.


     Zimmerman Company (which will not own any shares until the purchase of shares pursuant to the Stock Purchase Agreement), Russell Banks, Janice Banks (wife of Russell Banks) and Gordon Banks (the "Banks Family"), Palisade and Berman Industries have also entered into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which they have agreed that all shares of the Company's stock owned by them at the time (as well as any shares they acquire under the Stock Purchase Agreement and shares they may transfer to third persons, including the shares that Zimmerman Company may transfer to Mr. Gunther and Berman Industries upon their exercise of the options granted to them by Zimmerman Company) will be voted:


     o in favor of each matter proposed in this Information Statement to be submitted to stockholders at the Meeting; and


     o for the election of one director selected by the Banks Family, one director selected by Palisade and Berman Industries and a number of directors that would constitute a majority of the Board selected by Zimmerman Company. The Banks Family has nominated Gordon Banks and Zimmerman Company has nominated Bernard Zimmerman and Conrad J. Gunther, Jr. for election at the Meeting to serve as directors of the Company subject to, and following, the closing under Stock Purchase Agreement (see "Election of Directors," below). Palisade and Berman Industries have advised the Company that they do not anticipate nominating a director at the current time.


     The Stockholders Agreement is to terminate on the earliest to occur of: (i) the termination of the Stock Purchase Agreement without the purchase of any Shares thereunder; (ii) December 31, 2006; or (iii) the liquidation of the Company or the Company's merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Board of Directors, following which transaction or series of transactions the stockholders of the Company immediately prior to the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity at the effective date of the last of such transactions.

     As a result of the issuance of the shares pursuant to the Stock Purchase Agreement, the stock ownership of Zimmerman Company (which presently does not own any shares of Common Stock), the Banks Family, Palisade and Berman Industries would increase from 56.4% of the Company's outstanding Common Stock to 83.7% of the Company's outstanding Common Stock.

     The Company's Certificate of Incorporation and By-laws (which are not proposed for amendment at this Meeting) require the affirmative vote of at least 80% of the Company's outstanding Common Stock in order to alter, amend or repeal, or adopt any provision inconsistent with, certain provisions thereof, including provisions that:

     o require a classified Board of Directors and establish the size of the Board (at between three and twelve, as determined from time to time by a majority of the entire Board of Directors) and the term of directors;

     o provide that directors may be removed only for cause and then only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Company entitled to vote in the election of directors;

     o provide that no person shall be eligible for election as a director unless nominated by the Board of Directors or a request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Company at least 60 days prior to the date fixed for the applicable stockholders' meeting, together with a written consent of such person to serve as a director;

     o provide that any action required or permitted to be taken at a meeting of stockholders may be taken by written consent without a meeting only by at least 80% of the stockholders;

     o require that notice of meetings of the Board of Directors be given not less than 48 hours before such meeting by mail or the calendar day preceding such meeting if given by personal delivery; and

     o require that a "Business Combination," as defined, that is not approved by the Company's Board of Directors, be approved by the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Company. Among other things, a business combination includes a reclassification of the Company's securities (including a reverse split) that has the effect of increasing the proportionate share of any class of capital stock that is beneficially owned by certain "Interested Stockholders," as defined, and their affiliates and associates. Neither the Proposed Transaction nor the reverse split described under the caption "Proposed Amendment to the Company's Certificate of Incorporation to Effect a Reverse Split of the Company's Common Stock" below, will require such approval as each of which has been approved by the Company's Board of Directors.

     These provisions are generally considered to be anti-takeover provisions that may deter the acquisition of control of the Company.

     The following table sets forth the shares of the Company's Common Stock that the parties to the Stockholders Agreement are presently, and after giving effect to the Proposed Transaction will be, entitled to vote and the percentage of outstanding shares represented by those shares:

                                     Before Proposed Transaction                 After Proposed Transaction
                                     ---------------------------                 --------------------------
                                   Number                  Percent                   Number         Percent
                                   of Shares               of Class (1)            of Shares        of Class(1)
                                   ---------               ------------            ---------        -----------
Banks Family                       1,479,808 (2)             27.9% (2)              2,779,808 (2)       19.6% (2)
Palisade and Berman Industries     1,504,545                 28.4%                  2,804,545 (3)       19.8% (3)
                                   ---------               -------                  -------------      ---------
                                   2,984,353                 56.4%                  5,584,353           39.4%
Zimmerman Company                         --                                        6,300,000 (3)       44.4% (3)
                                                                                    -------------      ---------
                                                                                    1,884,353           83.7%
All other stockholders             2,310,163                 43.6%                  2,310,163           16.3%
                                   ---------               -------                  ---------          ------
Total outstanding shares           5,294,516                100.0%                 14,194,516          100.0%

-------------------

(1)  Percentages may not add due to rounding differences.

(Footnotes continued on following page)

(2) Includes 980,000 shares owned by Russell Banks, 250,000 shares owned by Janice Banks and 249,808 shares owned by Gordon Banks. Excludes 761 shares as to which Russell Banks is trustee (and is entitled to vote) and 293,395 shares held by The Russell Banks Family Trust as to which Janice Banks and Lloyd Frank are the trustees and share voting power, which shares are not subject to the Stockholders Agreement. If such shares were subject to the Stockholders Agreement and included in the foregoing table as owned by the Banks Family, the Banks Family would be deemed the owner of an aggregate of 1,773,964 (33.5%) and 3,073,964 (21.7%) of the Company's outstanding shares of Common Stock before and after, respectively, the Proposed Transaction.


(3) Subject to the closing of the Proposed Transaction and the payment of $100, Zimmerman Company has granted options to Conrad J. Gunther, Jr. and Berman Industries to purchase 300,000 and 1,300,000, respectively, of the shares to be acquired by Zimmerman Company pursuant to the Stock Purchase Agreement, exercisable until June 30, 2005 at an exercise price of $.01 per share, the same price to be paid by Zimmerman Company for such shares. Assuming the exercise of the option immediately after the Proposed Transaction, Palisade and Berman Industries would own an aggregate of 4,104,545 shares (26.9%), Mr. Gunther would own 300,000 shares (2.1%) and Zimmerman Company would own 4,700,000 shares (33.1%) of the Company's then outstanding Common Stock.


     As owners of more than 80% of the Company's Common Stock following consummation of the Proposed Transaction, the Banks Family, Palisade, Berman Industries and Zimmerman Company, would be able to approve any Business Combination and would be able to alter, amend or repeal or adopt any provision inconsistent with the provisions of the Company's Restated Certificate of Incorporation and By-laws described above without first seeking approval of other stockholders. It is currently anticipated a separate meeting of stockholders will be held or action taken by written consent of the holders of 80% of the Company's Common Stock without a meeting (but with an information statement) to terminate all or some of these provisions.


               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                    TO REDUCE PAR VALUE OF COMMON STOCK FROM
                             $.10 TO $.01 PER SHARE

     The current Restated Certificate of Incorporation of the Company provides that the par value of the Company's Common Stock is $0.10 per share. Under applicable provisions of the Delaware General Corporation Law, shares of stock with a par value may be issued only for consideration having a value of not less than such par value. The Company's Common Stock has traded only sporadically for several years, with no reported purchase price in excess of $0.003 (3/10 of one cent) per share since July 1, 2001 except for one reported trade of 500 shares at $0.05 per share on March 28, 2003. Accordingly, it is unlikely that any prospective purchaser of the Company's Common Stock would be willing to provide consideration of at least $0.10 per share.

     In this regard, the Stock Purchase Agreement provides for Zimmerman Company, Gordon Banks and Berman Industries to purchase an aggregate of 8,900,000 shares of the Company's Common Stock for a consideration of $0.01 per share, which is less than the $.10 par value per share of the Company's Common Stock (but more than the last reported (by Bloomberg LP Investor Services trade price of the Company's Common Stock of $0.00013 per share on February 27, 2004). Accordingly, a reduction in the par value of the Company's Common Stock to $0.01 per share or less is required in order to consummate the Proposed Transaction, which can not be accomplished without an amendment to the Company's Restated Certificate of Incorporation to reduce the current $.10 par value of the Company's Common Stock to $0.01 per share or less.

     "Par Value" is a dollar value assigned to shares of stock, which is the minimum amount for which each share may be sold. Historically, the concept of par value and the stated capital of a company were to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of its shares. Over time, these concepts have lost their significance for the most part. In fact, Delaware (as well as most states) permits the issuance of shares without par value and most newly-formed companies have no par value or a minimal par value shares. Reducing the par value of the Common Stock is not related to and should have no effect on the market price of the Company's Common Stock.

     The Board also believes that the reduction in par value of the Company's Common Stock will also provide it with greater flexibility in setting the consideration that may be received for shares of Common Stock issued in other transactions, including mergers, acquisitions and other business combinations, stock issuances and issuances of securities exercisable for or convertible into shares of Common Stock.

     Accordingly, the Board of Directors unanimously adopted a resolution proposing, declaring advisable and recommending, regardless of whether the Proposed Transaction is consummated, that stockholders authorize an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of the Company's Common Stock from $.10 per share to $.01 per share. The proposed amendment is reflected in Annex A to this Information Statement.

              PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO ESTABLISH A PAR VALUE OF $.01 FOR THE COMPANY'S PREFERRED STOCK

     The Company's current Restated Certificate of Incorporation permits the Board of Directors, without further stockholder action, to issue up to an aggregate of 1,000,000 shares of Preferred Stock, without par value, in one or more series. Thus, the Board of Directors has the ability to issue some or all of such shares, designate the series being issued, and fix the relative rights (including voting rights), preferences (including as to dividends and in liquidation) and privileges (including rights to convert such Preferred Stock into Common Stock or other securities of the Company, and rights with respect to the redemption of such Preferred Stock, whether mandatory, at the option of the Company or at the option of the holder thereof) of each new series of the Preferred Stock, all without stockholder approval.

     The Company has never issued any Preferred Stock and has no present plans to do so.

     The Company is proposing to amend its Restated Certificate of Incorporation to establish a par value of $0.01 for the Company's 1,000,000 authorized shares of Preferred Stock.

     The primary reason for this action is to effect a savings in the amount of franchise tax that the Company must pay each year to the State of Delaware. The Company pays franchise tax in Delaware based, in part, on the number of shares of common stock and preferred stock that the Company is authorized to issue under its Restated Certificate of Incorporation and, in the case of shares having a par value, either the par value thereof or an assumed value thereof pursuant to a formula under Delaware law. Because the Preferred Stock is without par value, the Company's 2003 Delaware franchise taxes applicable to its 1,000,000 shares of Preferred Stock, was approximately $3,150 (and would have been approximately $6,300 had the Company been active). Establishing a par value of $.01 per share for the Company's Preferred Stock will reduce the franchise tax applicable to the Preferred Stock to approximately $250.

     Accordingly, the Board of Directors has unanimously adopted a resolution proposing, declaring advisable and recommending, regardless of whether the Proposed Transaction is consummated, that stockholders authorize an amendment to the Company's Restated Certificate of

Incorporation to establish a par value of $.01 per share for the Company's Preferred Stock. The proposed amendment is reflected in Annex A to this Information Statement.

                      PROPOSAL AUTHORIZING AN AMENDMENT TO
                   THE COMPANY'S CERTIFICATE OF INCORPORATION
                          TO EFFECT A REVERSE SPLIT OF
                           THE COMPANY'S COMMON STOCK

General

     The Company's Board of Directors has unanimously adopted resolutions proposing, declaring advisable and recommending that stockholders authorize, an Amendment to the Company's Restated Certificate of Incorporation to (i) effect a stock combination (reverse stock split) of the Company's outstanding shares of Common Stock ranging from two to ten shares of Common Stock for each existing share of Common Stock (the "Reverse Split") and (ii) with respect to any fractional shares that would otherwise be issuable, to round up (by issuing a full share for each half share or greater) [or round down (by eliminating a fractional share of under one-half of a full share)] any fractional shares. There will be no change in the number of the Company's authorized shares of Common Stock by virtue of the Reverse Split and, accordingly, the Company will be able to issue more shares of Common Stock than it would be able to absent the Reverse Split.

     Following approval of this proposal, the Board will have authority, without further stockholder approval, to file an amendment (the "Reverse Split Amendment") to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware and effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock, in an exchange ratio to be approved by the Board of Directors, ranging from one New Share for each two Old Shares to one New Share for each ten Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Ratio." The Exchange Ratio may, within such range, be a whole number or a whole number and fraction of a whole number.

     In addition, the Board will have the authority to determine the exact timing of the effective date of the Reverse Split, which may be any time prior to one year after the Meeting, without further stockholder approval. The timing and Exchange Ratio will be determined in the judgment of the Board of Directors. The Reverse Split will become effective on the date and time fixed by the Board in the Reverse Split Amendment (the "Effective Time"). The text of the proposed Reverse Split Amendment (subject to inserting the effective date of the Reverse Split and the Exchange Ratio) is set forth in Annex B to this Information Statement.

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split, if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split is not then in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Ratio.

     The Reverse Split, if effectuated, will not change the proportionate equity interests of the Company's stockholders, nor will the respective proportionate voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the adjustment of fractional shares. The Common Stock issued pursuant to the Reverse Split would remain fully paid and non-assessable. The Company would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 notwithstanding the Reverse Split.

Purposes of the Reverse Split

     The purpose of the Reverse Split is to create a capital structure that would be more attractive to those who may be interested in business combinations with the Company.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

     Following authorization of the Reverse Split Amendment by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Reverse Split Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Ratio and the appropriate Effective Time for the Reverse Split. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Ratio. It is anticipated that the Company's transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be then asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until the stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. STOCKHOLDERS SHOULD NOT DESTROY THEIR EXISTING STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR EXISTING STOCK CERTIFICATES UNLESS AND UNTIL REQUESTED TO DO SO.

Fractional Shares

     No fractional share of Common Stock or cash in lieu of fractional Common Stock will be issued or paid in connection with the Reverse Split. Instead, stockholders who would otherwise be entitled to receive a fraction of a share will be entitled to receive a whole share in lieu of such fractional share.

Federal Income Tax Consequences of the Reverse Split

     The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder should consult with his, her or its own tax advisor with respect to the consequences of the Reverse Split.

     No gain or loss should be recognized by a stockholder of the Company upon the exchange of Old Shares for New Shares pursuant to the Reverse Split. However, to the extent that a stockholder would have been entitled to a fractional share and receives a whole share in lieu of such fractional share the excess of the fair market value of the whole share over the fractional share to which the stockholder would have otherwise been entitled in the Reverse Split (the "Dividend Fraction Value") will be treated as a taxable dividend.

     The aggregate tax basis of the New Shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor increased by the Dividend Fraction Value. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split, except that the holding period for the fraction of a share issued to round up to nearest whole share will commence at the Effective Time.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. These classes are required to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits. The Board currently consists of two directors, comprised of one Class I director (Gordon Banks) and one Class II director (Russell Banks). Each of these individuals has served as a director since 1987. John J. Hoey and Cornelius J. Reid, Jr., formerly Class III directors resigned following the Board's authorization of the Proposed Transaction (which they approved). Russell Banks has agreed to resign as director contemporaneously with the consummation of the Proposed Transaction.


     Under the Stockholders Agreement, Zimmerman Company and Berman Industries (which presently do not own any shares of the Company's Common Stock and, therefore, will not be entitled to vote at the Meeting), the Banks Family and Palisade have agreed to vote their shares for one director designated by the Banks Family and one director designated by Palisade and Berman Industries, and a sufficient number of directors to constitute a majority of the entire Board designated by Zimmerman Company, all directors to serve in classes designated by Zimmerman Company. Palisade currently has the right to designate two directors, which right it has not exercised to date and will terminate upon completion of the Proposed Transaction and, in lieu thereof, Palisade and Berman Industries will have the right to nominate one director pursuant to the Stockholders Agreement. Palisade and Berman Industries have advised the Company that they do not anticipate nominating a director at the current time. The Banks Family has nominated Gordon Banks to serve as a Class I director and Zimmerman Company has nominated Conrad J. Gunther, Jr. and Bernard Zimmerman for election at the Meeting to serve as Class II and Class III directors, respectively, upon consummation of the Proposed Transaction.

     Therefore, stockholders will be asked at the Meeting to elect Gordon Banks as a Class I director, Conrad J. Gunther, Jr. as a Class II director and Bernard Zimmerman as a Class III director to serve from the time of the consummation of the Proposed Transaction until the 2004, 2005 and 2006 Annual Meetings of Stockholders, respectively, and until their respective successors are elected and qualified.


Background of Nominees

     Gordon Banks, 48, has served as President of the Company since June 1988, after serving as Vice President of the Company from its inception in 1987 until June 1988. Mr. Banks was designated Chief Executive Officer by the Company's Board of Directors in September 2003. Since November 1988, Mr. Banks has been co-director of Enviro Stables Ltd., a company engaged in acquiring, breeding, racing and sale of horses.


     Conrad J. Gunther, Jr., 57, has been President of E-Billsolutions, Inc., an independent sales organization that assists merchants in arranging the processing of their credit card transactions, since

2000. From 1994 until 2000, Mr. Gunther served as President of C J Gunther & Associates, a provider of financial and management consulting services, and Managing Director of The Allied Group, an insurance brokerage firm. From 1989 until 1994 Mr. Gunther served as Executive Vice President and Chief Operating Officer of North Fork Bancorporation, a bank holding company.


     Bernard Zimmerman, 71, has been President and Treasurer of Bernard Zimmerman & Company, Inc., a financial and management consulting firm, since 1972. Since July 2003, Mr. Zimmerman has also served as President and Chief Executive Officer and a director of FCCC, Inc., a company engaged in seeking mergers, acquisitions, other business combinations and financial transactions. Mr. Zimmerman also serves as a director and member of the Audit Committee of Sbarro, Inc. and a trustee of the Institute for Cancer and Molecular Medicine at Temple University. Mr. Zimmerman has been a certified public accountant in New York for more than the past thirty-five years.

Background of Non-Continuing Director

     Russell Banks, 84, served as the Company's Chief Executive Officer from its inception in 1987 until September 2003, first as President until June 1988 and thereafter as Chairman of the Board of Directors. Mr. Banks has been retired since September 2003. From 1961 until it was acquired by Imperial Chemical Industries PLC in June 1995, Mr. Banks was President, Chief Executive Officer and a director of Grow Group, Inc. (a manufacturer of specialty chemicals).

Executive Officers

     The Company's only current executive officers are Gordon Banks and Marc J. Hanover. Mr. Banks' background is discussed above. Mr. Hanover, 53, has served as Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company since its inception. Since November 1988, Mr. Hanover has been co-director of Enviro Stables Ltd., a company engaged in acquiring, breeding, racing and sale of horses.

     The Company's officers devote minimal time to the Company's affairs. The Company's officers serve at the pleasure of the Board of Directors.

     It is expected that following completion of the Proposed Transaction, Mr. Zimmerman will replace each of Russell Banks as Chairman of the Board of Directors, Gordon Banks as President and Chief Executive Officer, and Marc J. Hanover as Chief Financial Officer and Treasurer of the Company, and that Mr. Hanover will remain as Secretary of the Company. Mr. Zimmerman expects to devote such time and attention as may be reasonably required to the Company's efforts in seeking a business combination.

Family Relationships

     Gordon L. Banks is the son of Russell Banks. Marc J. Hanover is the nephew of Russell Banks' wife. None of the other directors or officers are related.

Committees of the Board

     The Board of Directors has no standing Audit, Compensation or Nominating Committee or committee performing similar functions. The Company has no operations and only limited resources and, even following the Proposed Transaction, would still have only limited resources. The Board of Directors believes that the costs of establishing such committees, including the funds that would be needed to recruit and retain independent directors to serve on such committees and document the committees' policies, procedures and activities, including seeking the help of counsel therefor, would be better spent on complying with requisite disclosure rules and seeking an acquisition, sale, merger or other business combination opportunity for the Company. Messrs. John J. Hoey and Cornelius J. Reid, Jr., who resigned as directors on April 10, 2004, were independent directors of the Company, as defined in Nasdaq's corporate governance rules. Messrs. Russell Banks and Gordon Banks, who comprised the remaining directors of the Company and are presently the sole directors of the Company, are not deemed independent under those rules.

Meetings of the Board of Directors

     During the Company's fiscal year ended June 30, 2003, its Board of Directors held one meetings. Each director attended at least 75% of the meetings of the Board of Directors held during that fiscal year.

                             EXECUTIVE COMPENSATION

Executive Compensation

     No executive officer received any cash compensation during the past three fiscal years.

Option Grants in Last Fiscal Year

     No options to purchase shares of the Company's Common Stock were granted by the Company to any executive officer during fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     No options to purchase shares of the Company's Common Stock were exercised by any executive officer during fiscal 2003. The only outstanding unexercised options held at June 30, 2003 by the Company's executive officers were options to purchase 10,000 and 25,000 shares of Common Stock held by Marc J. Hanover, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company, that are exercisable in full at any time until September 2005 and September 2008, respectively, at exercise prices of $0.22 and $0.10 per share, respectively. Mr. Hanover has agreed that the option, which was out-of-the-money (its exercise price exceeding the market value of the Company's Common Stock), be cancelled upon consummation of the Proposed Transaction.

Standard Remuneration of Directors

     Directors have not received compensation for services as a director for more than the past three years.

Related Party Transactions

     On or about March 15, 2002 and June 15, 2003, Russell Banks loaned $8,000 and $42,000, respectively, to the Company and, on or about each of September 15, 2002 and April 15, 2003, Palisade loaned $25,000 to the Company. Each loan bears interest at 6% per annum. The loans ($100,000 in the aggregate) were used to fund expenses of the Company. The loans were originally due on October 30, 2003 and have been extended to November 30, 2004. Mr. Banks and Palisade have agreed to the cancellation and capitalization of the principal and accrued interest on these loans conditioned upon completion of the Proposed Transaction.

     In addition, in November 2003, Mr. Martin L. Berman advanced $13,000 to the Company to enable the Company to pay certain other expenses. The obligation bears interest at the rate of 6% per annum and is payable on November 30, 2004. Mr. Berman has assigned this obligation to Berman

Industries which has agreed to convert this advance (and to waive the accrued interest thereon) into 1,300,000 shares of Common Stock conditioned upon completion of the Proposed Transaction.

                                  MISCELLANEOUS

Independent Public Accountants

     On December 9, 2003, Ernst & Young LLP ("Ernst & Young") resigned as the Company's independent public accountants. No replacement independent public accounting firm has been selected to date.

     Ernst & Young's report on the financial statements of the Company for each of the fiscal years ended June 30, 2002 and June 30, 2003 did not contain any adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles, except that its report on the Company's financial statements for the fiscal year ended June 30, 2003 contained a "going concern" qualification.

     During those fiscal years and the subsequent interim period thereafter through the date of termination of Ernst & Young's engagement:

     o There were no disagreements with Ernst & Young, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years; and

     o There was no "reportable event," as that term is defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-B, and there was no disagreement or difference of opinion with Ernst & Young regarding any "reportable event".

     The Company provided Ernst & Young with a copy of the foregoing statements and requested that Ernst & Young furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young agreed with the statements made by the Company. By letter dated December 12, 2003 to the Securities and Exchange Commission, Ernst & Young advised that it was in agreement with the statements contained above.

     During those fiscal years and the subsequent interim period thereafter through the date of termination of Ernst & Young's engagement, neither the Company nor anyone on behalf of the Company consulted any independent public accounting firm (other than Ernst & Young) regarding either the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on the financial statements of the Company or any matter that was either the subject of a disagreement or event, within the meaning of Item 304(a)(1)(iv) of Regulation S-B.

Principal Accountant Fees and Services

     The only fees incurred by the Company to Ernst & Young for professional services rendered for the fiscal years ended June 30, 2002 and June 28, 2003 were $6,600 and $8,000, respectively, for professional services rendered for Ernst & Young's audit of the Company's annual consolidated financial statements and review of the Company's interim consolidated financial statements included in quarterly reports.

     In connection with the standards for independence of the Company's independent public accountants promulgated by the SEC, the Company's Board of Directors considered whether the services provided by Ernst & Young was compatible with maintaining the independence of Ernst & Young.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Board of Directors present policy is to pre-approve all audit services and permissible non-audit services provided by the independent auditors. In fiscal 2002 and 2003, the Company's auditors performed only audit services at a pre-agreed upon fee. In the future, services by the Company's independent auditors could include audit services, audit-related services, tax services and other services. It is expected that pre-approval will be for periods up to one year for services and be set forth in an engagement letter approved by the Board of Directors that is detailed as to the particular service or category of services to be provided and subject to a specific budget. The independent auditors and management are required to report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval procedures and as to the fees for the services performed to date.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on written representations that no reports were required and information available to the Company regarding the record ownership of shares, the Company believes that no reports were required to be filed by such persons with respect to the Company's fiscal year ended June 30, 2003.

Stockholder Proposals

     For Inclusion in a Company Proxy Statement

     From time to time stockholders may present proposals for consideration at a meeting of stockholders which may be proper subjects for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Stockholder proposal, other than nominations for directors, intended to be included in the Company's proxy statement and form of proxy (should the Company determine to solicit proxies for such meeting) relating to the Company's Annual Meeting of Stockholders, presently scheduled to be held on or about November 30, 2004, must be received by the Company by August 2, 2004.

     Director Nominations

     Under the Company's Certificate of Incorporation, no person is eligible for election as a director unless (a) nominated by the Board of Directors or (b) a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

     Stockholders who wish to recommend a candidate for election to the Board of Directors on the Board's proposed slate of Directors may submit such recommendation to the Secretary or President of the Company for transmittal to the Board of Directors. Any recommendation must include the name, contact information, background, experience and other pertinent information on the proposed candidate and must be received by October 2, 2004 for consideration by the Board.

     Although the Board is willing to consider candidates recommended by stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. In identifying and evaluating nominees for director, the Board will consider each candidate's qualities, experience, background and skills, as well as other factors, which the candidate may bring to the Board of Directors.

     Each member of the Board of Directors of the Company participates in the consideration of director nominees. The Company does not believe that, in light of its inactive status and lack of resources currently available to it, that having a separate nominating committee would provide added benefit to the Company.

     Other Proposals to be Presented at the Meeting

     As to any other proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the Company's next Annual Meeting of Stockholders (should the Company elect to submit proxies), the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before October 16, 2004. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

     Any of the foregoing proposals, as well as any questions relating thereto, should be directed to the President or Secretary of the Company, at the Company's principal executive offices, presently located at 200 East 66th Street, Suite B603, New York, New York 10021-9181.

Communication with Directors

     Stockholders or other interested parties may communicate directly with the Board of Directors by mail addressed to the Board of Directors or to the attention of a specific member of the Board of Directors. Any such communication should be addressed to Marc J. Hanover, Secretary of the Company, 200 East 66th Street, Suite B603, New York, New York 10021-4181, if sent prior to consummation of the Proposed Transaction or to the attention of Bernard Zimmerman, 18 High Meadow Road, Weston, Connecticut 06883, if sent following consummation of the Proposed Transaction. Consummation of the Proposed Transaction will be reflected in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC"), a copy of which may be obtained from the SEC's Public Reference Room, 450 Fifth Street, NW, Washington, DC 20549 upon payment of prescribed fees, and also may be reviewed on the SEC's website: http://www.sec.gov. If the communication is addressed to the entire Board, copies thereof will be made and forwarded to each member of the Board. If such communication is addressed to a specific member of the Board it will not be opened and will be forwarded directly to that member of the Board.

     This process has been approved by John H. Hoey and Cornelius J. Reid, Jr., who were, at the time of the Company's adoption of this policy, independent directors, within the meaning of the standards for independence of board members established by (although the Company is not listed on) the New York Stock Exchange. Messrs. Hoey and Reid resigned following the Board's authorization of the Proposed Transaction and the adoption of this policy (both of which were approved by them).

Director Attendance at Stockholders Meetings

     The Company expects members of the Board of Directors to attend Annual Meetings of Stockholders. All members of the Board of Directors attended the Company's last Annual Meeting of Stockholders, held on December 6, 2000.

Additional Information

     The cost of solicitation of this Information Statement, including the cost of reimbursing banks and brokers for forwarding this Information Statement to their principals, will be borne by the Company.

Annual Report

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and Quarterly Report on Form 10-QSB for the nine months ended March 31, 2004, each of which has been filed with the Securities and Exchange Commission, is attached hereto, but neither are incorporated in, and are not deemed a part of, this Information Statement. A copy of those reports is also available, without charge, to stockholders upon request that should be addressed to Marc J. Hanover, Secretary of the Company, 200 East 66th Street, Suite B603, New York, New York 10021-9181 until consummation of the Proposed Transaction and, thereafter, to Bernard Zimmerman, President, 18 High Meadow Road, Weston, Connecticut 06883.

Other Matters

     The Board of Directors does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting.


                                             By Order of the Board of Directors,

                                                         Marc J. Hanover,
                                                           Secretary

Dated:  May 25, 2004

                                     Annex A

  Proposed Amendment to the first paragraph of Article FOURTH of the Company's
                     Restated Certificate of Incorporation.

   Words in brackets are to be deleted; words in bold are to be substituted.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is Fifty One Million (51,000,000), of which Fifty Million (50,000,000) shall be Common Stock with a par value of [Ten Cents ($.10) ] One Cent ($.01) per share; and One Million (1,000,000) shall be Preferred Stock [without par value ] with a par value of One Cent ($.01) per share.

                                     Annex B

     Article FOURTH of the Company's Restated Certificate of Incorporation is to be amended to add the following to the end thereof:

                    "Effective 12:01 a.m. on __________,  20
                    (the "Effective Date"),  __________ each
                    (  )  shares  of  Common  Stock  of  the
                    Corporation   then   issued   shall   be
                    automatically combined into one share of
                    Common Stock of the  Corporation.  There
                    shall be no fractional shares issued. In
                    lieu thereof,  holders of record thereof
                    who  would   otherwise  be  entitled  to
                    receive a fraction of a share will be entitled to receive a whole share in lieu of such fractional share."